UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2025

GO GO BUYERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-256118	36-4919249
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive

Las Vegas, NV, 89108

(Address of principal executive offices, zip code)

(530) 539-4950

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) Election of Directors

On February 27, 2025, our board of directors elected Silvija Barkauskiene to serve as an independent director of GO GO BUYERS (the “Company”).

Silvija Barkauskiene is an independent director with no material relationships with the Company.

Ms. Barkauskiene, age 34, is a business development analyst, who joined Open Circle, Vilnius, a venture capital investment firm in 2018. Ms. Barkauskiene’s experience includes growing companies through partnerships, researching market opportunities, and supporting sales strategies. She holds a master's in business management from Vilnius College (2011-2014) and completed an intercultural communication program at ZUYD University, Maastricht, Netherlands (2014-2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GO GO BUYERS
Date: March 4, 2025	By:	/s/ Arturas Saladzius
	Name:	Arturas Saladzius
	Title:	President, treasurer, secretary and director (Principal Executive, Financial and Accounting Officer)